DEFINITIVE PROXY STATEMENT
                   SCHEDULE 14(a) INFORMATION
            PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Proxy Statement



                  DYNAMICWEB ENTERPRISES, INC.
_________________________________________________________________
        (Name of Registrant as Specified in its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:


_________________________________________________________________

     2) Aggregate number of securities to which transaction applies:


_________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

_________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:

_________________________________________________________________

     5)   Total fee paid:


_________________________________________________________________

[ ]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


_________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:


_________________________________________________________________

     3)   Filing Party:


_________________________________________________________________

     4)   Date Filed:


_________________________________________________________________

                  DYNAMICWEB ENTERPRISES, INC.
            271 Route 46 West, Building F, Suite 209
                  Fairfield, New Jersey  07004


                          July 6, 1998





Dear Shareholder:

     We are pleased to invite you to the 1998 Annual Meeting of Shareholders of DynamicWeb Enterprises, Inc. to be held on Tuesday, July 28, 1998 at 2:30 p.m., at the Ramada Inn, located at 38 Two Bridges Road, Fairfield, New Jersey 07004.

     The Notice of the Annual Meeting and the Proxy Statement on the following pages address the formal business of the Annual Meeting, which consists of the election of the Class I directors, an amendment to the Corporation's 1997 Stock Option Plan to add 100,000 shares to that plan, and the ratification of the selection of auditors for the year ending September 30, 1998. Also, at the Annual Meeting, the Corporation's management will address other corporate matters which may be of interest to you and will be available to respond to your questions.

     The Corporation's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 is included in this document immediately following the Information Statement and serves as the Corporation's annual report to shareholders.

     It is requested that you promptly execute the enclosed proxy and return it in the enclosed postpaid envelope.

                              Sincerely,



                              Steven L. Vanechanos, Jr.
                              Chairman

               __________________________________

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
              TO BE HELD ON TUESDAY, JULY 28, 1998
               __________________________________


TO THE SHAREHOLDERS OF DYNAMICWEB ENTERPRISES, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of DYNAMICWEB ENTERPRISES, INC. (the "Corporation") will be held at 2:30 p.m., on Tuesday, July 28, 1998 at the Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey, for the following purposes:

          1. To elect the three members of Class I of the Board of Directors, to serve until their successors are elected and qualified;

          2.   To amend the Corporation's 1997 Employee Stock
     Option Plan to increase the number of shares reserved for issuance thereunder by 100,000 shares.

          3.   To ratify the selection of Richard A. Eisner &
     Company, LLP, New York, New York, Certified Public
     Accountants, as the Corporation's independent auditors for the year ending September 30, 1998; and

          4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     In accordance with the By-laws of the Corporation and action of the Board of Directors, only those shareholders of record at the close of business on June 29, 1998 will be entitled to notice of and to vote at the Annual Meeting.

                              By Order of the Board of Directors,



                              Steve Vanechanos, Sr.
                              Secretary
July 6, 1998

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE
MEETING.  PLEASE PROMPTLY DATE, SIGN, AND RETURN YOUR PROXY IN
THE ENVELOPE WHICH ACCOMPANIES THIS PROXY STATEMENT.

                         PROXY STATEMENT

             = = = = = = = = = = = = = = = = = = = =
               Dated and to be Mailed July 6, 1998
             = = = = = = = = = = = = = = = = = = = =

                  DYNAMICWEB ENTERPRISES, INC.
                        271 ROUTE 46 WEST
                      BUILDING F, SUITE 209
                   FAIRFIELD, NEW JERSEY 07004
                         (973) 244-1000

   ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 28, 1998

                        TABLE OF CONTENTS
                                                       PAGE

GENERAL INFORMATION...........................................  1

INFORMATION CONCERNING ELECTION OF DIRECTORS..................  2

EXECUTIVE COMPENSATION AND RELATED MATTERS....................  9

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................ 13

AMENDMENT TO THE 1997 EMPLOYEE STOCK OPTION PLAN
TO INCREASE THE NUMBER OF SHARES
RESERVED FOR ISSUANCE THEREUNDER.............................. 15

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS................ 20

ANNUAL REPORT................................................. 21

                  DYNAMICWEB ENTERPRISES, INC.

            PROXY STATEMENT FOR THE ANNUAL MEETING OF
            SHAREHOLDERS TO BE HELD ON JULY 28, 1998

                       GENERAL INFORMATION

Introduction

     This Proxy Statement is being furnished in connection with the Annual Meeting of Shareholders (the "Annual Meeting") of DynamicWeb Enterprises, Inc. (the "Corporation") to be held on Tuesday, July 28, 1998 at 2:30 p.m., at the Ramada Inn, 38 Two Bridges Road, Fairfield, New Jersey, and at any adjournment or postponement of the Annual Meeting.

     The telephone number for the Corporation is (973) 244-1000.
All inquiries should be directed to Steven L. Vanechanos, Jr., Chairman of the Board of Directors of the Corporation.

Voting Securities and Record Date

     At the close of business on June 29, 1998, the Corporation had outstanding 2,245,947 shares of Common Stock, $.0001 par value per share (the "Common Stock"). Only holders of Common Stock of record at the close of business on June 29, 1998 will be entitled to notice of and to vote at the Annual Meeting. Cumulative voting rights do not exist with respect to the election of directors. On all matters to come before the Annual Meeting, each share of Common Stock is entitled to one vote and, accordingly, holders of Common Stock are entitled to cast a total of 2,245,947 votes at the Annual Meeting.

Quorum and Voting of Shares

     Pursuant to Article III, Section 9, of the By-laws of the Corporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast shall constitute a quorum. Abstentions and broker non-votes will not constitute or be counted as "votes" cast for purposes of the Annual Meeting but will be used for purposes of determining whether a quorum exists at the Annual Meeting.

Purpose of Meeting

     The shareholders will be asked to consider the following matters at the meeting: (i) to elect the three Class I Directors, (ii) to amend the Company's 1997 Employee Stock Option Plan (the "1997 Employee Plan") to increase the number of shares reserved for issuance thereunder by 100,000 shares, (iii) to ratify the selection of Richard A. Eisner & Co., LLP as independent auditors for the year ended September 30, 1998, and
(iv) to consider and vote upon such other business as may be properly brought before the meeting and any adjournments thereof.

Solicitation of Proxies

     This Proxy Statement is furnished in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of the Corporation for use at the Annual Meeting, and any adjournments thereof.

     The expense of soliciting proxies will be the Corporation.
In addition to the use of the mails, directors, officers and employees of the Corporation, without additional compensation, solicit proxies personally or by telephone.

Revocability and Voting of Proxies

     The execution and return of the enclosed proxy will not affect a shareholder's right to attend the meeting and to vote in person. Any proxy given pursuant to this solicitation may be revoked by delivering written notice of revocation to Steven L. Vanechanos, Jr., Chief Executive Officer of the Corporation, at any time before the proxy is voted at the meeting. Unless revoked, any proxy given pursuant to this solicitation will be voted at the meeting in accordance with the instructions thereon of the shareholder giving the proxy. In the absence of instructions, all proxies will be voted FOR the election of the three nominees identified in this Proxy Statement, FOR the Amendment to the Corporation's 1997 Employee Plan, and FOR the ratification of Richard A. Eisner & Co., LLP, as independent auditors for the year ended September 30, 1998. Although the Board of Directors knows of no other business to be presented, in the event that any other matters are brought before the meeting, any proxy given pursuant to this solicitation will be voted in accordance with the recommendations of the management of the Corporation.

Recommendations of the Board of Directors

     The Board of Directors recommends that the shareholders vote
FOR the election of the three nominees identified in this Proxy
Statement, FOR the Amendment to the Company's 1997 Employee Plan,
FOR the ratification of Richard A. Eisner & Co., LLP, as independent auditors for the year ended September 30, 1998

          INFORMATION CONCERNING ELECTION OF DIRECTORS

General Information

     The Certificate of Incorporation of the Corporation provides that the Board of Directors shall consist of not less than five nor more than 25 persons, as fixed by the Board of Directors from time to time. The directors shall be divided into three classes:
Class I, Class II, and Class III. Each Class shall consist as nearly as possible of one-third of the number of the whole Board of Directors. The Bylaws further provide that the directors of each class shall be elected for a term of three years, except that the Class I Directors who were elected in 1997 have an initial term expiring in 1998 and the Class II Directors who also were elected in 1997 have an initial term expiring in 1999.

     At each annual meeting the successors to the class of directors whose term shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. Unless waived by the Board of Directors, in order to qualify for election as a director of the Corporation, a person must have been a shareholder of record of the Corporation for a period of time equal to the lesser of three years, or the time elapsed since March 26, 1996.

     A majority of the Board of Directors may increase the number of directors between meetings of the shareholders. Any vacancy occurring in the Board of Directors, whether due to an increase in the number of directors, resignation, retirement, death or any other reason, may be filled by appointment by the remaining directors. Any director who is appointed to fill a vacancy shall hold office for the unexpired term in respect of which the vacancy occurred.

     The Board of Directors has fixed the number of directors at seven. Of these seven directors, there are three directors whose terms of office will expire at the 1998 Annual Meeting and four continuing directors whose terms of office will expire at the 1999 or 2000 Annual Meeting, respectively. The Board of Directors does not have a standing nominating committee to nominate candidates for the Board of Directors. Rather, the Board of Directors performs such function. The Board of Directors unanimously nominated the following persons for election as directors at the 1998 Annual Meeting for the term specified below. Each of such persons is currently serving as a director of the Corporation.

                             Class I
                          For a Term of
                           Three Years

                     F. Patrick Ahearn, Jr.
                           Denis Clark
                        Frank T. DiPalma

     In the event that any of the foregoing nominees is unable to accept nomination or election, any proxy given pursuant to this solicitation will be voted in favor of such other persons as the management of the Corporation may recommend. However, the Board of Directors has no reason to believe that any of its nominees will be unable to accept nomination or to serve as a director, if elected.

Information About the Beneficial Ownership of the Company's
Securities By Nominees, Continuing Directors and Executive
Officers and Certain Others

     Information concerning the three persons to be nominated for election to the Board of Directors of the Corporation at the 1998 Annual Meeting and concerning the four continuing directors is set forth below. The following table also includes information concerning shares of the Common Stock owned beneficially by executive officers who are named in the Summary Compensation Table appearing elsewhere herein, by all directors and executive officers as a group, and by each person who owns of record or is known by the Board of Directors to be the owner of more than five percent (5%) of the Corporation's Common Stock.

Unless otherwise indicated in a footnote, each of the following persons holds sole voting and investment power over the shares listed as beneficially owned.

Name and Address                   Amount and Nature          Percent of
of Beneficial Owner         of Beneficial Ownership (1)(2)    Class (3)
Steven L. Vanechanos, Jr.               276,203                 12.29%
92 Clarken Drive
West Orange, New Jersey  07052

Steve Vanechanos, Sr.(4)                273,288                 12.16%
96 Union Avenue
Rutherford, New Jersey  07070

Kenneth R. Konikowski(5)                134,598                 5.99%
36 Pinebrook Road
Towco, New Jersey  07082

James D. Conners                         45,648                 2.02%
5506 Carnoustie Court
Dublin, Ohio  43017

F. Patrick Ahearn, Jr.                    6,067(7)              0.27%
107 Maple Street
Rutherford, New Jersey  07070

Frank T. DiPalma                         10,697(7)(8)           0.47%
179 Claremont Road
Ridgewood, New Jersey  07450

Robert Droste                             6,067(7)              0.27%
24 Summit Road
Clifton, New Jersey  07012

Denis Clark                               3,912(7)              0.17%
8417 Greenside Drive
Dublin, Ohio  43017

All directors and executive             756,480               33.45%
officers as a group (8 in
number)
____________________

(1) The securities "beneficially owned" by an individual are determined in accordance with the definitions of "beneficial ownership" set forth in the General Rules and Regulations of the Securities and Exchange Commission ("SEC") and may include securities owned by or for the individual's spouse and minor children and any other relative who has the same home, as well as securities to which the individual has or shares voting or investment power or has the right to acquire beneficial ownership within sixty (60) days after July 6, 1998. Beneficial ownership may be disclaimed as to certain of the securities.

(2) Information furnished by the directors and executive officers of the Company.

(3) Percentages based upon a total of (a) 2,245,947 shares outstanding on June 29, 1998, plus (b) an additional 15,648 shares issuable within 60 days of that date to the named outside directors under the 1997 Director Plan.

(4)  All of such shares re held jointly by Mr. Vanechanos, Sr.
     and his wife.

(5) Does not include additional shares of Common Stock that may be issuable in connection with the prior acquisition of Software Associates. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS -- Acquisition of Software Associates and Megascore."

(6) Mr. Conners has been granted options to purchase 104,338 shares on September 11, 1997 under the 1997 Employee Plan, of which 45,648 can be acquired within 60 days of the record date for this 1998 Annual Meeting.

(7) Includes options to purchase 3,912 shares granted in 1997 under the 1997 Director Plan. Does not include 3,912 additional shares that will be granted automatically at the time of the 1998 Annual Meeting under the 1997 Director Plan.

(8) All of such shares are held jointly by Mr. DiPalma and his spouse.

Information About Nominees, Continuing Directors and Executive
Officers.

     The following table contains certain information with respect to the nominees for the Board of Directors, the other directors, and the executive officers of the Corporation.


Name                          Age  Position
Steven L. Vanechanos, Jr.(1)  44   Chairman of the Board and
                                   Chief Executive Officer

James D. Conners              59   President and Chief Operating
                                   Officer

Steve Vanechanos, Sr.(1)      68   Director, Vice President, Treasurer
                                   and Secretary

Kenneth R. Konikowski         51   Director and Executive Vice
President

F. Patrick Ahearn, Jr.(2)     50   Director

Denis Clark                   54   Director

Frank DiPalma(3)              53   Director

Robert Droste(2)(3)           45   Director
__________________

(1)  Steve Vanechanos, Sr. is the father of Steven L.
     Vanechanos, Jr.

(2) Member of the Audit Committee of the Board of Directors. The Audit Committee recommends an outside auditor for the year and reviews the financial statements and progress of the Corporation. This Committee was formed in 1997.

(3)  Member of the Compensation Committee.  The Compensation
     Committee meets on an as-needed basis between meetings of the Board of Directors to discuss compensation related matters. This Committee was formed in 1997.

     Steven L. Vanechanos, Jr. became President and Chairman of the Board of Directors of the Corporation on March 26, 1996. He has been President of DynamicWeb Transaction Systems, Inc. ("DWTS"), a wholly-owned subsidiary of the Corporation, since its incorporation in October 1995. He also was a co-founder of Megascore, Inc. ("Megascore"), a wholly-owned subsidiary of the Corporation, in 1981 and has served as its President since April 1985. He has a Bachelor of Science Degree in Finance and Economics from Fairleigh Dickinson University, Rutherford Campus.

     James D. Conners became President and Chief Operating Officer of the Company on August 26, 1997. Prior to joining the Company, Mr. Conners served as the Vice President of Strategic Planning of Sterling Commerce in 1996 and the Vice President of its Internet Business Unit in 1997. Prior to joining Sterling Commerce, Mr. Conners spent 15 years at General Electric Information Services (GEIS) in various sales and marketing positions, most recently as the General Manager in charge of the Ameritech Alliance. Mr. Conners graduated from the University of Detroit with a BS degree in Mathematics with a minor in Physics.

     Steve Vanechanos, Sr. became Vice President, Secretary, Treasurer and a director of the Corporation on March 26, 1996. He was a co-founder of Megascore in 1981 and DWTS in 1995. He has served as a Vice President of Megascore since April 1985 and of DWTS since October 1995. He attended Newark College of Engineering in Newark for two years. He continued his education with certifications from PSI Programming Institute in New York City and with courses in principles of accounting at ABA Institute, Hudson County Chapter.

     Kenneth R. Konikowski became the Executive Vice President and a director of the Corporation on December 1, 1996. Prior to that date, Mr. Konikowski was President of Software Associates, which he founded in 1985. Software Associates, Inc. is a subsidiary of the Company.

     F. Patrick Ahearn, Jr. became a director of the Corporation on March 26, 1996. Mr. Ahearn has served as a director of Megascore since 1985 and of DWTS since February 1996. Since 1993, Mr. Ahearn has served as the Chairman of the Board of E.C.M. Group, Inc., White Plains, New York. From 1992 to 1995, Mr. Ahearn served as Managing Director for Continental Bank and the President of 22 of its subsidiaries. He is also a Colonel in the United States Marine Corps. Mr. Ahearn has a Bachelor of Arts Degree from the College of Holy Cross.

     Denis Clark has served as Vice President of Sterling
Commerce, Inc. from 1993 to 1996 and was employed by IBM Corporation as a Director of Consulting from 1991 to 1992 and as a Director of Software Marketing from 1989 to 1991. Mr. Clark is currently employed by Candle Corp. as Vice President of Application Management.

     Frank T. DiPalma became a director of the Corporation on March 26, 1996. Since January 1997, Mr. DiPalma has been employed as Vice President of Operations and Engineering for Energy Corporation of America, Mountaineer Gas Division. Prior to that time, and during the past five years, he held various management positions for Public Service Electric and Gas, a public utility located in Newark, New Jersey. In 1995 and 1996, he was the owner of Palmer Associates, a management consulting company. Mr. DiPalma graduated from New Jersey Institute of Technology with a Bachelor of Science in Mechanical Engineering; Fairleigh Dickinson University with a Masters in Business Administration; and the University of Michigan's Executive Development Program.

     Robert Droste became a director of the Corporation on March 26, 1996. Mr. Droste has served as a director of Megascore since 1985 and of DWTS since February 1996. During the past five years, Mr. Droste has been the Director of Administration and Manager of Internal Audit for Russ Berrie & Co., Inc., Oakland, New Jersey. He has a Bachelor of Science Degree in Accounting from Fairleigh Dickinson University, Rutherford, New Jersey.

Board and Committee Meetings

     During the year ended September 30, 1997, the Corporation's
Board of Directors held four board meetings. Actions by the Board of Directors other than at such meetings were taken by unanimous written consent.

     The Board of Directors has a standing Compensation Committee, which is composed of Frank DiPalma and Robert Droste. The Compensation Committee administers the Corporation's stock option plans and is responsible for establishing the compensation of the Corporation's executive officers. The Compensation Committee met two times in the fiscal year ended September 30, 1997, including actions taken by unanimous written consent.

     The Board of Directors has a standing Audit Committee, which is composed of F. Patrick Ahearn, Jr. and Robert Droste. The Audit Committee recommends an outside auditor for the year and reviews the financial statements and progress of the Corporation. The Audit Committee did not meet during the fiscal year ended September 30, 1997.

     The Board of Directors does not have a standing nominating committee.

     All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and of the various committees of the Board of Directors on which they served.

Directors' Compensation

     The non-employee directors and the employee directors do not receive a fee for attending meetings or other fees or retainers for serving on the board.

     The non-employee directors are eligible to receive shares of the Corporation's common stock under the 1997 Stock Option Plan for Outside Directors (the "1997 Director Plan"). Each person who is a director of the Company and who is not, as of the grant date, an employee of the Company is entitled to participate in the 1997 Director Plan. On September 30, 1997, the four non-employee directors (Messrs. Ahearn, Clark, DiPalma and Droste) were each granted an option to purchase 3,912 shares of the Corporation's common stock. Further, on the date of each succeeding annual meeting of shareholders at which directors are elected, each non-employee director will automatically be granted an option to purchase 3,912 shares of the common stock. Future directors elected by the Board to fill a vacancy will also receive such a grant on the date of such initial election as a director.

     In addition to the automatic grants described above, the 1997 Director Plan further authorizes the Compensation Committee to grant non-qualified stock options for the purchase of an aggregate amount up to 78,254 shares of the Common Stock. Any shares as to which an option expires, lapses unexercised, or is terminated or canceled may be subject to a new option. To date there have been no such grants.

Compliance With Section 16(a) of the Securities Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file. The rules of the SEC regarding the filing of such statements require that "late filings" of such statement be disclosed in this Information Statement.

     Based solely on review of the copies of such forms furnished to the Corporation, the Corporation believes that, during the fiscal year ended September 30, 1997, its officers, directors, and greater than ten-percent beneficial owners complied with applicable Section 16(a) filing requirements, except that
(i) F. Patrick Ahearn, Jr., Frank DiPalma, Robert Droste and Denis Clark each inadvertently failed to file a Form 5 to report stock options for 3,912 of common stock received under the 1997 Director Plan; (ii) Steven Vanechanos, Jr. and Steve Vanechanos, Sr. each inadvertently failed to file a Form 5 to report their contribution of 33,330 shares of Common Stock of the Corporation in connection with a financing transaction of the Corporation in August 1997; and (iii) James Connors inadvertently failed to file a Form 3 when he became an officer of the Corporation, and a Form 5 to report stock options for 104,388 of common stock he received from the Corporation.

           EXECUTIVE COMPENSATION AND RELATED MATTERS

Summary Compensation Table

     There were no executive officers of the Corporation or any of its subsidiaries whose salary and bonus exceeded $100,000 for the fiscal year ended September 30, 1997. The following table sets forth the compensation paid to Steven L. Vanechanos, Jr., the Corporation's Chief Executive Officer during all of fiscal 1997. (Mr. Vanechanos, Jr. also served as President from
March 26, 1996 to August 26, 1997, when he continued in the role of Chief Executive Officer, and James Conners became President.) Jonathan B. Lassers served as the Company's President and Chief Executive Officer from May 1995 until March 26, 1996.

                   Summary Compensation Table

Name and                                              All Other
Principal Position            Year       Salary       Compensation
Steven L. Vanechanos, Jr.     1997       $ 61,980     $ 4,750(1)
Chief Executive Officer       1996(2)    $ 58,762(3)  $11,400(4)

Kenneth R. Konikowski         1997       $101,700     $ 5,265(5)
Executive Vice President      1996       $108,000(6)  $10,800(7)

Jonathan B. Lassers           1996(8)    $      0(9)  $     0(9)
Former President and
  Chief Executive Officer

_______________

(1) Consists of lease payments totalling $4,750 made by the Corporation for an automobile used by Mr. Vanechanos, Jr.

(2) Mr. Vanechanos, Jr. commenced his employment with the Corporation on March 26, 1996, the date upon which Seahawk
     Oil International, Inc. acquired DynamicWeb Transaction
     Systems, Inc. and changed its name to DynamicWeb
     Enterprises, Inc. Prior to such time, he had been President of DynamicWeb Transaction Systems, Inc.

(3) This amount includes salary paid by Megascore during the year ended September 30, 1996. Megascore was acquired by the Corporation on September 30, 1996.

(4) Consists of (a) lease payments totaling $4,300 made by the Corporation for an automobile used by Mr. Vanechanos, Jr., and (b) travel and entertainment expenses of approximately $7,100 paid by the Corporation. Mr. Vanechanos, Jr. did not receive any long-term compensation.

(5) Consists of lease payments made by the Corporation for an automobile used by Mr. Konikowski.

(6) Mr. Konikowski commenced his employment with the Company on November 30, 1996, the date upon which the Company acquired Software Associates, Inc. Prior to that time, he had been President of Software Associates, Inc. This amount consists of salary paid during the year ended September 30, 1996, by Software Associates, Inc.

(7)  Consists of (a) lease payments of $7,200 made by Software
     Associates, Inc. for an automobile used by Mr. Konikowski, and (b) reimbursement of $3,600 of automobile insurance premiums for coverage of that automobile.

(8) Mr. Lassers terminated his employment with the Corporation on March 26, 1996, the date upon which Seahawk Oil
     International, Inc. acquired DynamicWeb Transaction Systems,
     Inc. and changed its name to DynamicWeb Enterprises, Inc.

(9) Based upon present management's review of documents and financial statements filed with the Securities and Exchange
     Commission relating to that period.

Stock Options

     None of the executive officers of the Corporation or any of its subsidiaries named in the Summary Compensation Table above received or exercised stock options, stock appreciation rights or other stock awards from the Corporation during the two fiscal years ended September 30, 1997. On June 12, 1997, the shareholders of the Corporation approved the 1997 Employee Stock Option Plan and the 1997 Stock Option Plan for Outside Directors.

Employment Agreements

     On December 1, 1996, Kenneth R. Konikowski, Executive Vice President of the Corporation, entered into an Employment Agreement with the Corporation (the "Konikowski Agreement"). Under the terms of the Konikowski Agreement, Mr. Konikowski serves as Executive Vice President and a member of the Corporation's Board of Directors and is entitled to an annual salary of $135,600. The Konikowski Agreement provides that this amount may be increased based on annual performance reviews pursuant to the Corporation's policies and practices.
Mr. Konikowski is also eligible to be paid an annual bonus based on the Corporation's to-be-established incentive bonus plan.
Mr. Konikowski also receives certain employee benefits, including $500,000 of life insurance, disability and health insurance, vacation days, and use of an automobile. He is also eligible to participate in the Corporation's 1997 Employee Stock Option Plan.

     The Konikowski Agreement provides that if Mr. Konikowski's employment is terminated by the Corporation other than for "Cause," "Disability" or "Material Breach," each as defined therein, or if he terminates his employment for "Good Reason," as defined therein. Mr. Konikowski is entitled to a lump sum amount equal to the commuted value of his base salary in effect or authorized at the time of termination for the period remaining until November 30, 2001 (determined by discounting all payments at a rate equal to the bond equivalent yield of the latest two-year Treasury Bill auction). The Corporation is also required to maintain in full force and effect certain of Mr. Konikowski's employee benefits.

     On August 26, 1997, the Corporation hired James D. Connors as President, and the Corporation and Mr. Connors entered into an Employment Agreement (the "Connors Agreement"). The Connors Agreement provides that he shall serve as president of the Corporation for a term of 3 years, with automatic renewal unless either party gives timely notice of its intent not to renew. The Connors Agreement provides for a base salary of $160,000, and obligates the Corporation to grant options to purchase 104,338 shares of the Corporation's Common Stock during his employment period for a price of $3.83 per share, 45,648 of such shares to vest at August 25, 1998, 32,606 to vest at August 25, 1999, and the remaining 26,084 to vest at August 25, 2000. On
September 11, 1997, Mr. Connors was granted 104,338 options under the 1997 Employee Plan. Further, Mr. Connors is entitled to a $1,000 per month housing allowance and a $500 per month leased automobile allowance. He is eligible to participate in the 1997 Employee Plan and the Corporation's other employee benefit plans as may be implemented from time to time.

     The Connors Agreement provides that if Mr. Connors' employment is terminated other than for "Cause" as defined therein, Mr. Connors is entitled to receive his base salary, incentive compensation and options for the balance of his employment period.

     On March 1, 1998, Steven L. Vanechanos, Jr., Chief Executive Officer, Chairman and Director of the Corporation, entered into an Employment Agreement with the Corporation (the "Vanechanos Agreement"). Under the terms of the Vanechanos Agreement, Mr. Vanechanos serves as Chief Executive Officer and Chairman of the Board and is entitled to an annual salary of $108,000 through February 1999, $120,000 through February 2000 or such larger sum as the Corporation may from time to time determine in connection with annual performance reviews, as well as annual bonus payments. Mr. Vanechanos also receives certain employee benefits, including $500,000 of life insurance, disability and health insurance, vacation days, and use of an automobile. He is also eligible to participate in the Corporation's 1997 Employee Stock Option Plan.

     The Vanechanos Agreement provides that if Mr. Vanechanos's employment is terminated by the Corporation other than for "Cause," "Disability" or "Material Breach," each as defined therein, or if he terminates his employment for "Good Reason," as defined therein, Mr. Vanechanos is entitled to a lump sum amount equal to the commuted value of this base salary in effect or authorized at the time of termination for the balance of his employment period.

     On March 1, 1998, Steve Vanechanos, Sr., Vice President and Treasurer of the Corporation, entered into an Employment Agreement with the Corporation (the "Vanechanos Sr. Agreement"). Under the terms of the Vanechanos Sr. Agreement, Mr. Vanechanos serves as Vice President, Secretary and Treasurer of the Corporation, and a member of the Board, and is entitled to an annual salary of $66,000 through February 1999, $72,000 through February 2000 or such larger sum as the Corporation may from time to time determine in connection with annual performance reviews, as well as annual bonus payments. Mr. Vanechanos also receives certain employee benefits, including $50,000 of life insurance, disability and health insurance, vacation days, and use of an automobile. He is also eligible to participate in the Corporation's 1997 Employee Stock Option Plan.

     The Vanechanos Sr. Agreement provides that if
Mr. Vanechanos's employment is terminated by the Corporation other than for "Cause," "Disability" or "Material Breach," each as defined therein, or if he terminates his employment for "Good Reason," as defined therein. Mr. Vanechanos is entitled to a lump sum amount equal to the commuted value of this base salary in effect or authorized at the time of termination for the balance of his employment period.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Software Associates and Megascore

     On November 30, 1996, pursuant to the Stock Purchase Agreement dated such date among the Corporation, Software Associates and Kenneth R. Konikowski, the sole shareholder of Software Associates (the "SA Agreement"), the Corporation exchanged 224,330 shares of the Common Stock for all of the issued and outstanding capital stock of Software Associates. Software Associates is presently a wholly-owned subsidiary of the Corporation.

     Pursuant to the SA Agreement, Kenneth R. Konikowski was named Executive Vice President and a director of the Corporation, and the Employment Agreement was executed. The Corporation is obligated to issue to Mr. Konikowski up to 178,420 additional shares of its Common Stock in the event the average closing bid price of the Common Stock does not equal $21.565 per share for the five trading days immediately prior to January 30, 2000. If any such additional shares are issued, the ownership interest of the other holders of Common Stock will be diluted in favor of Mr. Konikowski. On a pro forma basis assuming all of such shares were issued to Mr. Konikowski on June 29, 1998, Mr. Konikowski would own approximately 12.9% of the outstanding Common Stock, and Steven L. Vanechanos, Jr. and Steve Vanechanos, Sr. would own approximately 11.4% and 11.3% of the outstanding Common Stock, respectively.

     On September 30, 1996, pursuant to the Stock Purchase Agreement dated such date among the Corporation, Megascore and its shareholders, the Corporation acquired all of the issued and outstanding capital stock of Megascore in exchange for 13,042 shares of Common Stock. Prior to such acquisition, Steve L. Vanechanos, Jr. and Steve Vanechanos, Sr. were the President and Vice President, Treasurer and Secretary, respectively, and collectively owned of record approximately 86% of the outstanding capital stock, of Megascore. Megascore is presently a wholly-owned subsidiary of the Corporation.

Significant Shareholder

     As of July 9, 1998, Michael Vanechanos is the beneficial owner of approximately 102,133 shares of Common Stock representing approximately 4.71% of the issued and outstanding shares of Common Stock. He received 85,448 of those shares from the Corporation in March, 1996 in exchange for shares he owned in DWTS, as part of the Company's acquisition of DWTS, and received 71,734 of those shares as a finder's fee from Berkshire Financial Corp. in connection with the Company's acquisition of DWTS. He purchased 13,042 of those shares in an open market transaction on April 30, 1997. Michael Vanechanos is the brother of Steven L. Vanechanos, Jr., the Company's Chairman of the Board and Chief Financial Officer, and is the son of Steve Vanechanos, Sr., the Company's Vice President, Treasurer, Secretary and a director. Each of the foregoing individuals disclaims beneficial ownership of the shares of Common Stock owned by the others.

Office Lease

     The Company leases a portion of its office facility from the Mask Group, a partnership in which Kenneth R. Konikowski, the Executive Vice President of the Company and a director, and his wife are partners. The annual rent for the year ended
September 30, 1997 under such lease is approximately $42,000, subject to fixed annual increases of 3%, plus the payment of condominium maintenance fees. The lease expires on December 31, 2002. The Company believes that the rent charged by the Mask Group approximates fair market rents in the area and is no less favorable to the Company than would have been obtained from an unaffiliated third party for similar office space. The Company is jointly obligated with the Mask Group on approximately $246,000 of indebtedness (as of September 1, 1997) to a third party lender to the Mask Group relating to a mortgage loan on those premises. The Mask Group is making the payments on that loan, and has informed the Company that the loan is current.

Officer Loans

     Steven L. Vanechanos, Jr. has loaned $102,675 to the Corporation, $23,000 of which was advanced on July 11, 1997, $35,000 of which was advanced on July 28, 1997, $875 of which was advanced on August 1, 1997, $16,000 of which was advanced on August 11, 1997, $2,800 of which was advanced on September 26, 1997, and $25,000 of which was advanced on December 9, 1997. Steve Vanechanos, Sr. has loaned $40,000 to the Corporation, $7,000 of which was advanced on July 23, 1997, $30,000 of which was advanced on July 28, 1997, and $3,000 of which was advanced on August 20, 1997. These loans bear interest at 8% per annum. In March of 1998, all such loans were repaid in full.

        AMENDMENT TO THE 1997 EMPLOYEE STOCK OPTION PLAN
                TO INCREASE THE NUMBER OF SHARES
                RESERVED FOR ISSUANCE THEREUNDER

General

     The Corporation's 1997 Employee Stock Option Plan (the "1997
Employee Plan") was adopted by the Board of Directors and was approved by the stockholders in June, 1997. At the time of approval, a total of 234,764 shares of Common Stock were initially reserved for issuance thereunder.

     As of the Record Date, no shares have been issued pursuant to the exercise of options granted under the 1997 Employee Plan, but options to purchase 233,976 shares were outstanding, leaving only 788 of the 234,764 shares available for future grants under the 1997 Employee Plan (without giving effect to this proposed amendment).

Proposed Amendment to Increase Shares Reserved

     Stockholder approval is hereby being sought for an amendment approved by the Board of Directors which increases the number of shares of Common Stock reserved for issuance under the 1997 Employee Plan by 100,000 shares. The total number of shares of Common Stock reserved for issuance under the 1997 Employee Plan is 234,764. If the proposed amendment is approved, the total number of shares of Common Stock reserved for issuance under the 1997 Employee Plan will be 334,764.

Required Vote

     The affirmative vote of a majority of the votes cast will be required to approve the proposed amendment to the 1997 Employee
Plan.

Summary of the 1997 Employee Plan

     The essential features of the 1997 Employee Plan are outlined below.

     Purpose. The 1997 Employee Plan is designed to improve the performance of the Corporation by encouraging ownership of the Corporation by those who play significant roles in the Corporation's success and by more closely aligning the interests of the Corporation's employees with those of its shareholders by relating capital accumulation to increases in shareholder value. Moreover, the 1997 Employee Plan is designed to have a positive effect on the Corporation's ability to attract, motivate and retain employees having outstanding leadership and management ability.

     Description.  The 1997 Employee Plan authorizes the
Compensation Committee (the "Committee") of the Board of
Directors to grant options for the purchase of up to 234,764 shares of the Common Stock. Any shares as to which an option expires, lapses unexercised, or is terminated or canceled may be subject to a new option.

     Under the 1997 Employee Plan, both "Incentive Stock Options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), which qualify for certain tax benefits, and options which do not qualify for such tax benefits ("Nonqualified Stock Options") may be granted to eligible employees of the Corporation and its subsidiaries. All current employees of the Corporation are eligible to participate in the 1997 Employee Plan. As of the Record Date, there were approximately 37 such employees.

     The Committee has the authority to grant options to employees under the 1997 Employee Plan, based upon the recommendation of the Corporation's Chief Executive Officer and subject to the approval of a majority of the disinterested members of the Board. Option grants to employees are anticipated to be made annually. Eligible employees generally include all key employees of the Corporation and its subsidiaries. This would include the executive officers listed in the Summary Compensation Table in this Proxy Statement.

     The 1997 Employee Plan authorizes the Committee to administer and interpret the 1997 Employee Plan. The Committee is composed of at least two members of the Board, who serve at the discretion of the Board and are each required to be "outside directors" within the meaning of Code Section 162(m).

     The exercise price for Incentive Stock Options granted under the 1997 Employee Plan will be equal to at least the fair market value of the stock underlying the option on the date the option is granted. However, the exercise price for Nonqualified Stock Options granted under the 1997 Employee Plan will be such dollar amount as may be specified by the Committee. Therefore, the Corporation may issue Nonqualified Stock Options having an exercise price which is less than the fair market value of the stock underlying the option on the date of grant.

     Incentive Stock Options granted under the 1997 Employee Plan may be exercised for up to 10 years after the date of grant, except in certain limited circumstances. Nonqualified Stock Options granted under the 1997 Employee Plan may be exercised for up to 10 years and 1 month after the date of grant. With the approval of the Committee, an optionee may pay the required exercise price for an option by surrendering shares of Common Stock with a value equal to such exercise price, subject to certain limitations with respect to payment with shares acquired through the exercise of Incentive Stock Options. The aggregate fair market value (determined at the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. No employee may receive option grants in excess of 250,000 shares under the 1997 Employee Plan during any twelve-month period. No option may be transferred by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable during the optionee's lifetime only by the optionee, or his guardian or legal representative, unless otherwise approved by the Committee.

     Under the 1997 Employee Plan, options may not be exercised during the 12-month period following the date of grant unless
(i) there occurs a "change in control" of the Corporation during such period or (ii) the Committee waives the 12-month continuous employment requirement for an employee whose employment has terminated prior to the satisfaction of such requirement. In the event of a "change in control," the options become immediately exercisable. The term "change in control" is defined in the 1997 Employee Plan to mean, among other things, a merger, consolidation or similar transaction in which (i) the Corporation's shareholders do not own, after the transaction, at least 66-2/3% of the voting securities of the surviving institution, and (ii) persons who were members of the Corporation's Board do not constitute at least 66-2/3% of the members of the Board of the surviving institution.

     Under the 1997 Employee Plan, in the event of an optionee's retirement, Incentive Stock Options lapse at the earlier of three months from the date of retirement or the expiration of the term of the option, while Nonqualified Stock Options may continue to be exercised during the term of the option for up to 24 months, at the discretion of the Committee, from the date of retirement. With respect to an optionee whose employment terminates due to death or disability, the optionee or his or her legal representative may exercise the option until the earlier of the expiration of the term of the option or one year after such termination of employment.

     If an optionee's employment is terminated for any reason except retirement, death or disability, all options granted to such person under the 1997 Employee Plan terminate upon the date employment is terminated, unless the Committee permits the optionee to exercise such options until the earlier of (i) the expiration of the term of the option or (ii) in the case of Incentive Stock Options, three months after such termination of employment, and in the case of Nonqualified Stock Options, up to 24 months from the date of termination.

     The Board of Directors may amend, suspend or terminate the 1997 Employee Plan at any time without shareholder approval; provided, however, that the Board may not, without shareholder approval, amend the 1997 Employee Plan so as to (i) increase the number of shares subject to the 1997 Employee Plan, (ii) change the class of eligible employees, or (iii) make a change which would otherwise require the approval of shareholders under applicable tax, securities or other laws. In addition, the Board may not modify or amend the 1997 Employee Plan with respect to any outstanding options, or impair or cancel any outstanding option, without the consent of the affected optionee.

Tax Consequences

     General. The 1997 Employee Plan is not a qualified plan under Code Section 401(a). The Corporation has been advised that, under the Code, the following federal income tax consequences will result when Incentive Stock Options or Nonqualified Stock Options, or any combination thereof, are granted or exercised, although the following is not intended to be a complete statement of the applicable law.

     Incentive Stock Options. An optionee generally will not be deemed to receive any income for federal tax purposes at the time an Incentive Stock Option is granted, nor will the Corporation be entitled to a tax deduction at that time. No income is recognized by an optionee upon the exercise of such an option. Upon the sale or exchange of the shares at least two years after the grant of the option and one year after receipt of the shares by the optionee upon exercise, the optionee will recognize long-term capital gain or loss upon the sale of such shares equal to the difference between the amount realized on such sale and the exercise price.

     If the foregoing holding periods are not satisfied, the optionee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. If the sale price exceeds the fair market value on the date of exercise, the gain in excess of the ordinary income portion will be treated as either long-term or short-term capital gain, depending on whether the stock has been held for more than 12 months on the date of sale. Any loss on disposition is a long-term or short-term capital loss, depending upon whether the optionee had held the stock for more than 12 months. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is a director or 10 percent shareholder of the Corporation or an officer of the Corporation subject to Section 16(b) of the Exchange Act. If the Corporation cancels an option, the optionee recognizes income to the extent of the amount paid to the optionee by the Corporation to cancel the option over the optionee's basis in such option, if any.

     No income tax deduction will be allowed to the Corporation with respect to shares purchased by an optionee upon the exercise of an Incentive Stock Option, provided that such shares are held at least two years after the date of grant and at least one year after the date of exercise. However, if those holding periods are not satisfied, the Corporation may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares.

     The exercise of an Incentive Stock Option could subject an optionee to alternative minimum tax liability for federal income tax purposes.

     Nonqualified Stock Options. An optionee will not be deemed to receive any income for federal tax purposes at the time a nonqualified stock option is granted, nor will the Corporation be entitled to a tax deduction at that time. At the time of exercise, however, the optionee will realize ordinary income in an amount equal to the excess of the market value of the shares at such time over the option price of such shares. The Corporation will generally be allowed a federal income tax deduction, at the time of such recognition by the optionee, in an amount equal to the ordinary income recognized by the optionee, subject to certain possible limitations under the Code. Gain or loss on the subsequent disposition of option stock by the optionee will normally be capital gain or loss.

New Plan Benefits

     The selection of participants who will receive awards under the 1997 Employee Plan and the size and type of award are to be determined by the Compensation Committee in its discretion. Such future grants are not presently determinable and it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups in the future.

     The following table sets forth the benefits that were received by the following people pursuant to the 1997 Employee Plan during the fiscal year ended September 30, 1997: (i) the executive officers named in the Summary Compensation Table set forth under "EXECUTIVE COMPENSATION AND RELATED MATTERS;"
(ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees who are not executive officers, as a group:

Name and Position                  Dollar Value ($)         Number of Units
Named Executive Officers                   --                         0
 (3 persons)

All current executive officers             (2)                  104,338(1)
 as a group (4 persons)

All directors who are not                   --                        0
 executive officers, as a
 group (4 persons)

All employees, excluding                   (3)                   98,064
 executive officers, as a
 group
______________________

(1) The number of units shown corresponds to the number of the Corporation's shares underlying options that were granted on September 11, 1997 to James D. Conners, the President of the
     Corporation.

(2) The exercise price for those options granted was $3.83 per share. The last bid price for the Common Stock on the National Association of Securities Dealers ("NASD") Over-the-Counter ("OTC") Bulletin Board Service on the date of grant was $6.71 per share (as adjusted to reflect the Corporation's 0.2608491-for-one reverse stock split which took place on January 9, 1998).

(3) The exercise prices for those options ranged from a low of $1.56 per share to a high of $6.23 per share. The last bid price for the Common Stock on the NASD OTC Bulletin Board Service on the date of grant was $4.79 per share (as adjusted to reflect the Corporation's 0.2608491-for-one reverse stock split which took place on January 9, 1998).

Recommendation

     The Board of Directors recommends a vote for the amendment of the 1997 Employee Plan to increase the number of shares reserved for issuance thereunder. The effect of an abstention is the same as that of a vote against the amendment of the 1997
Employee Plan.

         RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

General

     The Board of Directors has appointed Richard A. Eisner & Company, LLP, New York, New York, Certified Public Accountants, as the Corporation's independent public accountants for the year ending September 30, 1998, and has directed that the selection of such auditors be submitted for ratification by the shareholders at the Annual Meeting. The Corporation has been advised by Richard A. Eisner & Company, LLP that none of its members has any financial interest in the Corporation.

Annual Meeting

     In the event that the shareholders do not ratify the selection of Richard A. Eisner & Company, LLP as the
Corporation's independent public accountants to perform audit services for the 1998 fiscal year, another accounting firm may be chosen to provide audit services for the 1998 fiscal year.

     Representatives of Richard A. Eisner & Company, LLP, are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.

                          ANNUAL REPORT

     The Corporation's Annual Report on Form 10-K for the year ended September 30, 1997 immediately follows this Information Statement. No part thereof is incorporated by reference in this Information Statement. Upon the written request of any shareholder and the payment of a fee of $0.25 per page covering the Corporation's reasonable expenses in connection therewith, the Corporation will furnish to such shareholder any exhibit to the Form 10-K. Such request should be sent to Steve Vanechanos, Sr., Secretary, DynamicWeb Enterprises, Inc., 271 Route 46 West, Building F, Suite 209, Fairfield, New Jersey 07004, and shall set forth a good faith representation that, as of June 29, 1998, the person making the request was a beneficial owner of shares of the Common Stock entitled to vote at the Annual Meeting.

                              By Order of the Board of Directors



                              Steve Vanechanos, Sr.
                              Secretary